EXHIBIT 99.1

                          ABRAXAS PETROLEUM CORPORATION
                            www.abraxaspetroleum.com
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                 Abraxas Reports First Quarter 2006 Results with
           Four Consecutive Quarters of Production Growth including a
            44% Increase in Daily Production over First Quarter 2005

SAN ANTONIO (May 8, 2006) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the quarter ended March 31, 2006 and provided an operational update.

The fourth consecutive quarter of production growth resulted in:

               o  Production of 1.8 Bcfe, a 44% increase over Q1 2005;
               o  Revenue of $13.3 million, a 70% increase over Q1 2005;
               o  EBITDA (a) of $9.2 million, a 109% increase over Q1 2005;
               o  Cash flow (a) of $5.2  million,  a 314% increase over Q1 2005;
                  and
               o  Net income of $1.2 million, a 230% increase over Q1 2005 (b).

               (a) see  reconciliation of non-GAAP financial measures below.
               (b) from continuing operations.

Net income in the first quarter of 2006, from continuing operations, of $1.2 million, or $0.03 per share, compares to a net loss in the same quarter of 2005 of $936,000, or ($0.02) per share, from continuing operations. Continuing operations represent financial and operating results from operations in the U.S. only as all of Grey Wolf Exploration Inc.'s historical performance and results from the sale of Grey Wolf shares owned by Abraxas in its initial public offering that closed on February 28, 2005, are treated as discontinued operations. Abraxas currently owns less than 1% of the outstanding capital stock of Grey Wolf.

Even though the Company anticipates that the basis differentials for oil and gas may return to historical ranges during the remainder of 2006, the Company's financial results for the quarter were negatively impacted by abnormally high basis differentials, namely 33% for natural gas in West Texas and $25 per barrel of oil in Wyoming. Consequently, our adjusted guidance for 2006 differentials to NYMEX (L3D) is as follows:

                         Gas                     15%
                         Oil                     $2.00

In addition, the Company has further adjusted its previously issued 2006 guidance for depreciation, depletion and amortization (D/D/A) from $1.50 per Mcfe to $1.80 per Mcfe as a result of the December 31, 2005 reserve report prepared by DeGolyer and MacNaughton, which reflects the increase in future estimated drilling costs for proved undeveloped reserves that has occurred across the industry during the past year. The Company previously did not adjust the guidance sufficiently to reflect the full impact of the increase in future estimated drilling costs.

OPERATIONS
In South Texas, a drilling rig has been secured to drill two wells. The rig is scheduled to move onto the first location later this month, after which the rig will be released to drill a well for another operator in the region, and then return to Abraxas for the second well. The first well, located in DeWitt County, will be vertically drilled to test the Wilcox formation at an approximate depth of 8,900'. The second well, located in Karnes County, will be vertically drilled to test the deeper Wilcox formation at an approximate depth of 13,000'. Abraxas owns a 100% working interest in the first well and an approximate 50% working interest in the second well.

In West Texas, a drilling rig has been secured to drill at least one well in the Oates SW Field. The rig is currently drilling below 2,000' on a vertical well to test the Lower Wolfcamp formation at approximately 12,500'. Elsewhere in the Oates SW Field, the horizontal segment of a Devonian re-entry is currently drilling through 800' of the planned 1,600' lateral, with a third-party workover rig. Abraxas owns a 100% working interest in both of these wells.

In Brooks Draw, Wyoming, production testing is nearly complete on the four wells drilled in late 2005. The wells are currently producing from eight commingled zones at a combined rate of 80-100 barrels of oil per day. One zone, which has been perforated and fracture stimulated, remains to be tested and commingled. The Company plans to produce these four wells in the current configuration and analyze the different fracture treatments employed before completing additional zones, of which four remain.

The Company's current net production is approximately 22 MMcfepd.

"We feel quite fortunate to have been able to secure the two drilling rigs in Texas given the current environment of the service industry, which remains unable to meet the increased demands of E&P companies. Our continued increase in production (44% since Q1 2005) is an ongoing testament to the quality of our asset base and the ability of our technical team to execute when given the capability to spend capital dollars, just as the procurement of the drilling rigs further provides us the opportunity to increase production as we continue through 2006. Even though the production rates from the Wyoming wells are not as high as we had initially hoped, we are encouraged that the production remains fairly stable. We continue to be very intrigued by the potential of this oil resource play and believe in time, it will prove to be an economic venture. Meanwhile, in the Oates SW Field of West Texas, we have seen encouraging gas shows in the horizontal lateral of the Devonian re-entry and while we have just begun drilling the Lower Wolfcamp test well, we feel confident in the amplitude anomalies interpreted from the 3-D seismic," commented Bob Watson, Abraxas' President and CEO.

Abraxas invites you to participate in a conference call on Monday, May 8th, at 10:30 a.m. CT to discuss the contents of this release and respond to questions. Please dial 1.866.825.1692, passcode 10785664, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company's website at www.abraxaspetroleum.com under the section entitled "Event Calendar". In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the "Event Calendar" section of the Company's website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas' future natural gas and crude oil production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com


                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)

                                                                          Three Months Ended
   (In thousands except per share data)                                       March 31,
                                                                 -------------------------------------
                                                                       2006                2005
                                                                 -----------------    ----------------
   Financial Results:
   ----------------------------------------------------------
   Revenues                                                       $        13,305     $         7,822
   EBITDA (a)                                                               9,157               4,380
   Cash Flow (Before Working Capital Changes) (a)                           5,210               1,257
   Net Income (loss) from continuing operations                             1,220               (936)
   Income (loss) Per Share from continuing operations -
       Basic                                                      $          0.03     $        (0.02)
   Weighted Average Shares Outstanding (Millions)                            42.5                36.6

   Production Per Day:
   ----------------------------------------------------------
   Crude Oil (Bbl/d)                                                          519                 575
   Natural Gas (Mcf/d)                                                     17,284              10,745
   Mcfe/d                                                                  20,399              14,192

   Realized Prices (net of hedge impact):
   ----------------------------------------------------------
   Crude Oil ($/Bbl)                                              $         59.57     $         47.13
   Natural Gas ($/Mcf)                                                       6.52                5.26
   Price per Mcfe                                                            7.04                5.89

   Expenses:
   ----------------------------------------------------------
   Lease Operating ($/Mcfe)                                       $          1.54     $          1.78
   General & Administrative ($/Mcfe)                                         0.61                0.74
   Interest ($/Mcfe)                                                         2.16                2.45
   D/D/A ($/Mcfe)                                                            1.85                1.33
   ----------------------------------------------------------

(a) See reconciliation of non-GAAP financial measures below

     Note: The above results exclude impact from Grey Wolf Exploration Inc.


                               BALANCE SHEET DATA

       (In thousands)                                   March 31, 2006              December 31, 2005
                                                    ------------------------      -----------------------
       Cash                                              $              43          $                42
       Working Capital (Deficit)                                    (6,062)                      (4,880)
       Plant/Property/Equipment, Net                               108,982                      105,248
       Total Assets                                                124,852                      121,866

       Long-Term Debt                                              129,798                      129,527
       Stockholders' Equity (Deficit)                              (21,842)                     (23,701)
       Common Shares Outstanding (Millions)                           42.6                         42.0



                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


     (In thousands except per share data)                              Three Months Ended
                                                                            March 31,
                                                            ------------------------------------------
                                                                     2006              2005 (a)
                                                            -------------------- ---------------------
     Revenues:
        Oil and gas production revenues .................      $         12,926      $          7,525
        Rig revenues ....................................                   376                   296
        Other  ..........................................                     3                     1
                                                            -------------------- ---------------------
                                                                         13,305                 7,822
     Operating costs and expenses:
        Lease operating and production taxes ............                 2,822                 2,278
        Depreciation, depletion, and amortization .......                 3,399                 1,698
        Rig operations ..................................                   211                   218
        General and administrative (including
          stock-based compensation of $171 and $25)......                 1,286                   971
                                                            -------------------- ---------------------
                                                                          7,718                 5,165
                                                            -------------------- ---------------------
     Operating income ...................................                 5,587                 2,657

     Other (income) expense:
        Interest income .................................                   (1)                   (1)
        Interest expense ................................                 3,971                 3,134
        Amortization of deferred financing fees .........                   397                   451
        Other ...........................................                     -                     9
                                                            -------------------- ---------------------
                                                                          4,367                 3,593
                                                            -------------------- ---------------------
     Income (loss) from continuing operations ...........                 1,220                 (936)

     Net income from discontinued operations (net of
        $6,060 income tax expense in 2005)...............                     -                12,921
                                                            -------------------- ---------------------

     Net income ......................................         $          1,220      $         11,985
                                                            ==================== =====================

     Basic earnings (loss) per common share:
        Net earnings (loss) from continuing operations         $           0.03      $         (0.02)
        Discontinued operations .....................                        -                  0.35
                                                            -------------------- ---------------------
     Net income per common share - basic .............         $           0.03      $           0.33
                                                            ==================== =====================

     Diluted earnings (loss) per common share:
        Net earnings (loss) from continuing operations         $           0.03      $         (0.02)
        Discontinued operations .....................                        -                  0.35
                                                            -------------------- ---------------------
     Net income per common share  - diluted...........         $           0.03      $           0.33
                                                            ==================== =====================

     (a) Reflects retrospective adoption of SFAS 123R.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income (loss) is utilized as the starting point for these reconciliations.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

(In thousands)                                        Three Months Ended
                                                           March 31,
                                              ----------------------------------
                                                     2006               2005
                                              ----------------    --------------

Operating income                                 $       5,587     $       2,657
Depletion, depreciation and amortization                 3,399             1,698
Stock-based compensation                                   171                25
Cash portion of other expense                              (0)               (9)
Cash interest                                          (3,947)           (3,114)
--------------------------------------------------------------------------------
Cash Flow                                        $       5,210     $       1,257
--------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).


(In thousands)                                      Three Months Ended
                                                          March 31,
                                             ----------------------------------
                                                   2006               2005
                                             -----------------   ---------------
 Operating income                               $         5,587     $      2,657
Depletion, depreciation and amortization                  3,399            1,698
Stock-based compensation                                    171               25
--------------------------------------------------------------------------------
EBITDA                                          $         9,157     $      4,380
--------------------------------------------------------------------------------

      Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.